Exhibit 99.1
Filed by The Williams Companies, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 13e-4(c) under the Securities Act of 1934
Subject Company: The Williams Companies, Inc.
Commission File No. 001 — 04174
The Williams Companies, Inc.
Registration Statement on Form S-4
Registration No. 333 — 129779
The following press release was issued on January 11, 2006 by The Williams Companies, Inc.

NYSE:WMB

Date: Jan. 11, 2006
Williams’ Registration Statement Declared Effective
     TULSA, Okla. – Williams (NYSE:WMB) announced today that its registration statement on Form S-4 (Registration No. 333-129779) was declared effective by the Securities and Exchange Commission as of Jan. 11, 2006.
     The registration statement relates to Williams’ offer to pay a cash premium to holders of any and all of its approximately $300 million principal amount outstanding 5.50 percent Junior Subordinated Convertible Debentures due 2033 who elect to convert their debentures to shares of Williams’ common stock, $1.00 par value per share, subject to the terms of the conversion offer.
     The registration statement was initially filed with the Securities and Exchange Commission on Nov. 17, 2005, and was amended by a filing on Form S-4/A on Dec. 29, 2005. The conversion offer is scheduled to expire today, Jan. 11, 2006, at 5 p.m. Eastern.
     The registration statement, conversion offer prospectus, Schedule TO and other materials relating to the conversion offer may be obtained free of charge at www.sec.gov or free of charge by calling Williams at (918) 573-2362 or by calling the information agent, D.F. King & Co., Inc., at (800) 848-2998 or (212) 269-5550.
     The materials relating to the conversion offer contain important information that should be read carefully before any decision is made with respect to the offer.
     The completion of the conversion offer is subject to conditions described in the conversion offer documents. Under the terms of the conversion offer, Williams has the right to extend or amend the conversion offer in its sole and absolute discretion, and to terminate the conversion offer if any one or more of the conditions to the conversion offer is not satisfied, but in no other circumstance.
     This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Williams’ common stock in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
     Williams has retained Lehman Brothers Inc. and Merrill Lynch & Co. to serve as the dealer managers for the conversion offer and D.F. King & Co., Inc. to serve as the information agent.
     Questions regarding the conversion offer may be directed to liability management groups at Lehman Brothers Inc. at (800) 443-0892 or (212) 526-0111 or at Merrill Lynch & Co. at (800) 654-8637 or (212) 449-4914.
About Williams (NYSE:WMB)
Williams, through its subsidiaries, primarily finds, produces, gathers, processes and transports natural gas. The company also manages a wholesale power business. Williams’ operations are concentrated in the Pacific Northwest, Rocky Mountains, Gulf Coast, Southern California and Eastern Seaboard. More information is available at www.williams.com.

Contact:	Kelly Swan
Williams (media relations)
(918) 573-6932

Richard George
Williams (investor relations)
(918) 573-3679
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Portions of this document may constitute “forward-looking statements” as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company’s annual reports filed with the Securities and Exchange Commission.